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                                                                     EXHIBIT 5.1


                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


November 20, 2000

Onyx Software Corporation
3180 - 139th Avenue SE, Suite 500
Bellevue, WA  98005-4091

     Re:  Onyx Software Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

     We are counsel to Onyx Software Corporation, a Washington corporation (the "Company"). We have acted as counsel to the Company in connection with the sale by the Company of a number of shares of the Company's common stock, par value $.01 per share, valued at up to an aggregate of $100,000,000 (the "Shares") and in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined the Registration Statement and such instruments, documents, and records that we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied on representations, statements or certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on this examination, we are of the opinion that upon the happening of the following events:

     (a) the effectiveness of the Registration Statement and any amendments thereto;

     (b) due authorization by the Company of the issuance and sale of the Shares;

     (c) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the Company's actions authorizing the sale of the Shares; and

     (d) receipt by the Company of the consideration for the Shares, as contemplated by the Registration Statement;

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legality of Common Stock." In giving this consent, we do not admit that we are "experts" within the meaning of that term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                  Very truly yours,

                                  /s/ Orrick, Herrington & Sutcliffe LLP